Exhibit (3)(i)


                            ARTICLE OF INCORPORATION

                                       OF

                                  STEPRO, INC.

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of the corporation under the Nevada Business Corporations Act (hereinafter called the "Act") adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I

     Name. The name of the corporation (hereinafter called the "Corporation") is Stepro, Inc.

                                   ARTICLE II

     Period of Duration. The period of duration of the Corporation is perpetual.

                                   ARTICLE III

     Purposes and Powers. The purpose for which this Corporation is organized is to engage in the manufacturing of steel products and to engage in any and all other lawful business.

                                   ARTICLE IV

     Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock each having a par value of one-tenth of one cent (1 mil). All stock of the Corporation shall he of the same class and shall have the same rights and preference. Fully paid stock of this Corporation shall not he liable for further call or assessment. The authorized trading shares shall he issued at the discretion of the Directors.

                                    ARTICLE V

     Incorporators. The name and address of each incorporator is:

                               Shirrell W. Hughes
                            1981 East 4800 South #100
                           Salt Lake City, Utah 84117

                                Kurtis D. Hughes
                                 2325 Arbor Lane
                           Salt Lake City, Utah 84117

                                  Susan Santage
                                 4428 Greenhill
                             Las Vegas, Nevada 89121

                                   ARTICLE VI

     Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the name and address of the persons who shall serve as Directors until their successors are elected and qualified are:

                               Shirrell W. Hughes
                            1981 East 4800 South #100
                           Salt Lake City, Utah 84117

                                Kurtis D. Hughes
                                 2325 Arbor Lane
                           Salt Lake City, Utah 84117

                                  Susan Santage
                                 4428 Greenhill
                             Las Vegas, Nevada 89121

                                   ARTICLE VII

     Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                  ARTICLE VIII

     Preemptive Rights. There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

     Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the shareholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                    ARTICLE X

     Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 89121. And the initial registered agent of the Corporation at such address is Gateway Enterprises, Inc.


                                             /s/ Shirrell W. Hughes
                                             ----------------------
                                             Shirrell W. Hughes

                                             /s/ Kurtis D. Hughes
                                             ----------------------
                                             Kurtis D. Hughes

                                             /s/ Susan Santage
                                             ----------------------
                                             Susan Santage

STATE OF UTAH

COUNTY OF SALT LAKE

     On the 10th day of September, 1991, personally appeared before me Shirrell
W. Hughes, Kurtis D. Huges, and Susan Santage and duly acknowledged to me that they are the persons who signed the foregoing instrument as incorporators and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge as to those matters upon which they operate and believe those matters to be true.


                                                       /s/ Lisa Hickman
                                                       -------------------------
                                                       NOTARY PUBLIC

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  STEPRO, INC.

     Pursuant to the applicable provisions of the Nevada business Corporations Act, Stepro, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the Corporation is Stepro, Inc.

     SECOND: The following amendments to its, Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on December 30, 1991 in the manner prescribed by Nevada law.

1.   Article I is amended to read as follows:

     Name. The name of the corporation shall be: virtual Reality,

2.   Article IV is hereby amended to read as follows:

     Capitalization. (a) Common Stock. The Corporation shall have the authority to issue 100,000,000 shares of common stock having a par value of $.00l. All common stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid common stock of this Corporation shall not be liable for further call or assessment. The authorized common shares shall be issued at the discretion of the Directors. (b) Preferred Stock. The Corporation shall have the authority to issue 5,000,000 shares of preferred stock each having a par value of $.001, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors of the Corporation.

3.   Articles VI is hereby amended to read as follows:

     The Corporation shall be governed by a board of directors consisting of no less than one person. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation unless appointed by other directors to fill a vacancy on the Board. 4. Article XI is hereby added as follows:

                                   ARTICLE XI

Liability of Directors and Officers. No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 40,082,593.

     FORTH: The number of shares voted for such amendments was 34,105,000 (85%) and the number voted against such amendment was -0-.

     DATED this 30th day of December, 1991.

ATTEST:                                              STEPRO, INC.

By:/S/Pamela Jowett                                  By:/S/Glen R. Ulmer
   ------------------------                             ------------------------
   Pamela Jowett, Secretary                             Glen R.Ulmer, President

                                  VERIFICATION

STATE OF UTAH       )
                    :ss.
COUNTY OF SALT LAKE )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Stepro, Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.


                                                     /S/Pamela Jowett
                                                     ---------------------------
                                                     Pamela Jowett
                                                     Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                              VIRTUAL REALITY, INC.


         Pursuant to the app1icab1e provisions of the Nevada Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the corporation is VIRTUAL REALITY, INC.

     SECOND: The following amendment to its Articles of Incorporation was adopted by a Consent Reso1ution of the shareholders and Board of Directors of the Corporation on March 10, 1992 in the manner prescribed by Nevada Law.

     1.   Article V is amended as follows:

                                ARTICLE V - STOCK

     a. Common Stock.

     The aggregate number of common shares which the corporation shall have authority to issue is 10,000,000 shares at a par value of $.015 per share. All common stock when issued shall be fully paid and non-assessable.

     No holder of shares of common stock of the corporation shall be entitled, as such, to any pre- emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the Corporation may, however, at its discretion, by resolution, determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

     Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall be permitted.

         b.       Preferred Stock

     The Corporation shall have authority to issue 5,000,000 shares of Preferred Stock, $.001 par value per share, with such rights preferences and designations and to be issued in such series as determined by the Board of Directors of the corporation.

     2. The Corporation has effectuated a 15 to 1 reverse stock split of its shares of common stock outstanding as of March 11, 1992 reducing said shares from 92,782,593 shares to 6,185,506 shares. Said reverse split to be effective with the commencement of business on March 11, 1992.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 92,782,593.

     FORTH: The number of shares voted for such amendments was 47,567,520 and the number voted against such amendment was 0.


Dated this 10th day

of March, 1992.


VIRTUAL REALITY, INC.                          VIRTUAL REALITY, INC.


By: /s/ Nelson Merritt                         By: /s/ Robert Hamilton
    -------------------------                      --------------------------
    NELSON MERRITT, President                      ROBERT HAMILTON, Secretary

                                  VERTIFICATION

STATE OF NEW YORK    )
                      : ss.
COUNTY OF WESTCHESTER)

     The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of VIRTUAL RRALITY, INC., that the undersigned has read the Articles of Amendment and knows contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockho1ders of the Corporation.

                                                     /s/ Robert Hamilton
                                                     ---------------------------
                                                     ROBERT HAMILTON, Secretary


STATE OF NEW YORK    )
                     : ss.
COUNTY OF WESTCHESTER)

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of VIRTUAL REALITY, INC., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.

                                                     /s/ Robert Hamilton
                                                     ---------------------------
                                                     ROBERT HAMILTON, Secretary


STATE OF NEW YORK    )
                     : ss.
COUNTY OF WESTCHESTER)

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of VIRTUAL REALITY, INC., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.


                                                       /s/ Nelson Merritt
                                                       -------------------------
                                                       NELSON MERRITT, President


STATE OF NEW YORK    )
                     : ss.
COUNTY OF WESTCHESTER)

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the Secretary and President of VIRTUAL REALITY, INC., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 11th day of March, 1992.

                                                 /s/ Gina Moorehead
                                                 -------------------------
                                                 NOTARY PUBLIC

                                                     GINA MOOREHEAD
                                              Notary Public, State of New York
                                                     REG. NO. 4960552
                                              Qualified in Westchester County
                                            My Commission Expires Dec. 26, 1993

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              VIRTUAL REALITY, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the Corporation is VIRTUAL REALITY, INC.

     SECOND: The following amendment to its Articles of Incorporation was adopted by a written Consent of Resolution of a majority of the shareholders and by unanimous consent of the Board of Directors of the Corporation on October 19, 1992 in the manner prescribed by Nevada Law.

     1. Article V is amended as follows:

                                ARTICLE V - STOCK

          a. Common Stock.

     The aggregate number of common shares which the corporation shall have authority to issue is 20,000,000 shares at a par value of $.015 per share. All common stock when issued shall be fully paid and non-assessable.

     No holder of shares of common stock of the corporation shall be entitled, as such, to any pre- emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue.

     The Board of Directors of the Corporation may, however, at its discretion, by resolution, determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

     Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall be permitted.

     b. Preferred Stock.

         The Corporation shall have authority to issue 5,000,000 shares of Preferred Stock, $.001 par value per share, with such rights preferences and designations and to be issued in such series as determined by the Board of Directors of the corporation.

     THIRD: The number of shares of the corporation outstanding and entitled to vote at the time of the adoption of said amendment was 92,782,593.

     FOURTH: The number of shares voted for such amendments was 47,567,520 and the number voted against such amendment was 0.

Dated this 31st day

of March, 1994.

VIRTUAL REALITY, INC.


By: /s/ Nelson A. Merritt
    ---------------------------------
    Nelson A. Merritt, Vice President


By: /s/ Maureen J. Davis
    ----------------------------------
    MAUREEN J. DAVIS, Secretary

                                  VERIFICATION


STATE OF NEW YORK    )
                     :ss. Pleasantville
COUNTY OF WESTCHESTER)

     The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of VIRTUAL REALITY, INC., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.


                                       /s/ Maureen J. Davis
                                       ---------------------------
                                       MAUREEN J. DAVIS, Secretary


STATE  OF NEW YORK   )
                     : ss. Pleasantville
COUNTY OF WESTCHESTER)

The undersigned being first duly sworn, deposes and states: that the undersigned is the President of VIRTUAL REALITY, INC., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.

                                       /s/ Nelson A. Merritt
                                       ---------------------------------
                                       NELSON A. MERRITT, Vice President

STATE OF NEW YORK    )
                     : ss. Pleasantville
COUNTY OF WESTCHESTER)

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the Secretary and President of VIRTUAL REALITY, INC., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporate resolution for the Uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 31st day of March, 1994.


                                                   /s/ Kathleen T. McManus
                                                   -----------------------
                                                        NOTARY PUBLIC

                                                      KATHLEEN T. McMANUS
                                               Notary Public, State of New York
                                                         Putnam County
                                                       Reg. No. 5003017
                                                  Commission Expires 10/13/94

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After issuance of stock)

                                    VRI, INC
                               Name of Corporation

We the Undersigned Martin F. Cardone (President) and Gwenn Long (Assistant Secretary) do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened held on the 28th day of March, 1997, adopted a resolution to amend the original articles as follows:

     Article V is hereby amended to read as follows:

Article V - STOCK

     a. Common Stock : The amount of the total authorized common stock of the Corporation is 100,000,000 common shares, par value $.015 per share. All common stock when issued shall be fully paid and non-assessable.

     No holder of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue. The Board of Directors of the Corporation may, however, at its discretion, by resolution, determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation solely to the holders of any class of classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

     Each share of common stock shall be entitled to one vote at shareholders' meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders' meetings, whether they be annual or special shall be permitted.

     b. Preferred Stock: The Corporation shall have authority to issue 5,000,000 shares of Preferred Stock, $0.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors of the Corporation.

The Number of Shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,301,746 and the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                            /s/ Martin F. Cardone
                                            ----------------------------
                                            Martin F. Cardone, President

                                            /s/Gwenn Long
                                            -------------------------------
                                            Gwenn Long, Assistant Secretary


State of New York
                                     ss
County of New York


     On March 9, 2000 personally appeared before me, a Notary Public, Martin Cardone and Gwenn Long who acknowledged that they executed the above instrument.


                                            /s/ Steven A. Sanders
                                            -------------------------------
                                            Signature of Notary


Notary Stamp or Seal